UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On May 8, 2013, Resolute Energy Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters (the “Underwriters”) and certain selling stockholders, in which the Company agreed to issue and sell to the Underwriters 13,250,000 shares (the “Primary Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and certain selling stockholders agreed to sell 3,000,000 shares of Common Stock (the “Secondary Shares” and, together with the Primary Shares, the “Firm Shares”), plus up to an additional 2,437,500 shares of Common Stock pursuant to an over-allotment option exercisable within 30 days (the “Option Shares”). The Firm Shares and the Option Shares will be sold at a price to the public of $8.00 per share.

The net proceeds to the Company from this offering, after underwriting discounts, are expected to be approximately $101.8 million. The Company will receive no proceeds from the sale of the Secondary Shares or Option Shares by the selling stockholders. The Company intends to use its portion of the proceeds of the offering to pay down existing balances on its revolving credit facility. The offering is expected to close on May 14, 2013.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company, the selling stockholders and the Underwriters and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of the dates specified therein and were solely for the benefit of the parties to such agreement. The offering is being made pursuant to a prospectus supplement dated May 8, 2013 and base prospectuses dated November 28, 2012 and April 15, 2011, relating to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-183738) and effective selling stockholders registration statement on Form S-3 (Registration Statement No. 333-167894).

The Underwriting Agreement is filed as Exhibit 10.1 to this report, and the description of the terms of the Underwriting Agreement above is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Davis Graham & Stubbs LLP

10.1	Underwriting Agreement, dated May 8, 2013, among Resolute Energy Corporation, the selling stockholders and the Underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2013

RESOLUTE ENERGY CORPORATION

By:	/s/ Michael N. Stefanoudakis
Michael N. Stefanoudakis
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Davis Graham & Stubbs LLP

10.1	Underwriting Agreement, dated May 8, 2013, among Resolute Energy Corporation, the selling stockholders and the Underwriters.

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